UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2010

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Lease Amendment

On January 27, 2010, Autodesk, Inc. (“Autodesk”) entered into a fourth amendment (the “Amendment”) to that certain Lease dated October 5, 1993, as amended to date, by and between Autodesk and J.H.S. Holdings, L.P. (as so amended, the “Lease”), pursuant to which Autodesk leases its headquarters building located at 111 McInnis Parkway, San Rafael, California. The Amendment is effective as of December 31, 2009, and its primary effect is to extend the term of the Lease until December 31, 2019 for an aggregate base rent of $32,588,809.68 payable in monthly installments over ten years, subject to options to renew the lease for additional periods as set forth in the Amendment. The Amendment also addresses terms relating to improvements to the premises, repairs and maintenance, and ancillary facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: January 28, 2010